Exhibit 3.79

Form LLC-5.5	Illinois	This space for use by
January 1995	Limited Liability Company Act	Secretary of State
Articles of Organization

George H. Ryan Secretary of State Department of Business Services Limited Liability Company Division Room 359, Howlett Building Springfield, IL 62756	Filing Fee $500 SUBMIT IN DUPLICATE Must be typewritten This space for use by Secretary of State	[FILED]

Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.”	Date 04-16-1997 Assigned File #0011-381-6 Filing Fee $500.00 Approved:
1.	Limited Liability Company Name:Effingham Associates, L.L.C.

(The LLC name must contain the words limited liability company or L.L.C. and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or L.P.)

2.	Transacting business under an assumed name: ☐ Yes ☑ No

(If YES, a Form LLC-1.20 is required to be completed and attached to these Articles.)

3.	The address, including county, of its principal place of business: (Post office box alone and c/o are unacceptable.) 2 N. LaSalle Street, Suite 1901, Chicago, Cook County, IL 60602

4.	Federal Employer Identification Number (F.E.I.N.): Applied For

5.	The Articles of Organization are effective on: (Check one)
a)	☑ the filing date, or b) ☐ another date later than but not more than 60 days subsequent to the filing date:
(month, day, year)
6.	The registered agent’s name and registered office address is:

Registered agent:	Karell Capital Ventures, Inc. Attn: Corporate Records Department

	First Name	Middle Initial	Last Name

Registered Office:	2 North	LaSalle Street	1901

(P.O. Box alone and	Number	Street	Suite #

c/o are unacceptable)	Chicago	60602	Cook

	City	Zip Code	County
7.	Purpose or purposes for which the LLC is organized: Include the business code # (from IRS Form 1065)
(If not sufficient space to cover this point, add one or more sheets of this size.)

To purchase, hold for investment, lease, operate, manage and do any and all other activities necessary to or connected with nursing homes or any related industry.

IRS Business code: 6511

8.	The latest date the company is to dissolve 12/31/2040 .. (month, day, year)

And other events of dissolution enumerated on an attachment. (Optional)

LLC-5.5
See Attached

9.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a) (8) included as attachment:

☐ Yes ☑ No

If yes, state the provisions(s) and the statutory cite(s) from the ILLCA.

10.	a) Management is vested, in whole or in part, in managers: ☑ Yes ☐ No
If yes, list their names and business addresses.

Zev Karkomi, 2 N. LaSalle St., Suite 1901, Chicago, IL 60602

Harvey Angell, 2 N. LaSalle St., Suite 1901, Chicago, IL 60602

b)	Management is retained, in whole or in part, by the members: ☐ Yes ☑ No
If yes, list their names and addresses. If no, the company has 2 or more members pursuant to S.5-1 of the ILLCA.

The limited liability company has 2 or more members pursuant to Section 5-1 of the Illinois Limited Liability Company Act.

11.	The undersigned affirms, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

Dated April 15,1997

	Signature(s) and Name(s) of Organizer(s)			Business Address(es)

1.	/s/ Samuel H Kovitz	1.	2 N. LaSalle Street, Suite 1901

	Signature		Number		Street

	Samuel H. Kovitz, Organizer		Chicago

	(Type or print name and title)			City/Town

			IL		60602

	(Name if a corporation or other entity)		State		Zip Code

2.		2.

	Signature		Number		Street

	(Type or print name and title)			City/Town

	(Name if a corporation or other entity)		State		Zip Code

3.		3.

	Signature		Number		Street

	(Type or print name and title)			City/Town

	(Name if a corporation or other entity)		State		Zip Code
(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

Item #8. The following are other events of dissolution:
     (a) The sale of all or substantially all of the assets of the LLC;
     (b) The unanimous agreement of all Members;
     (c) The Bankruptcy, Insolvency, Dissolution or Termination (as such terms are defined in the Operating Agreement) of any Member; or
     (d) The happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the LLC.